SUB-ITEM 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Form of Investment Management Agreement between Hartford Funds Management Company, LLC and the Registrant dated January 1, 2013 was previously filed with the SEC as exhibit d.(i) to Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on February 28, 2014 (SEC Accession No. 0001104659-14-014709) and incorporated herein by reference.